EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 10, 2000 relating to the financial statements and financial schedule of Sagent Technology, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PR	ICEWATERHOUSECOOPERS LLP

San Jose, California
May 2, 2002